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                                                                     EXHIBIT 5.1

      OPINION OF WILSON SONSINI GOODRICH & ROSATI, PROFESSIONAL CORPORATION


                                                                     May 4, 2004

Cytokinetics, Incorporated
280 East Grand Avenue
South San Francisco, CA 94080

         RE:  REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on May 4, 2004 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 4,360,007 shares of your Common Stock, par value $0.001 per share (the "Shares"), (i) 2,260,007 shares of which are subject to currently outstanding options under the 1997 Stock Option/Stock Issuance Plan, (ii) 1,454,500 shares of which are to be issued pursuant to options under the 2004 Equity Incentive Plan (iii) 145,500 shares of which are subject to currently outstanding options under the 2004 Equity Incentive Plan and (iv) 500,000 shares of which are to be issued pursuant to the 2004 Employee Stock Purchase Plan (collectively, the "Plans"). As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the issuance and sale of the Shares pursuant to the Plans.

      It is our opinion that, when issued and sold in the manner described in the Plans and pursuant to the agreements which accompany each grant under the Plans, the Shares will be legally and validly issued, fully-paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI


                                            /s/ Wilson Sonsini Goodrich & Rosati